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                                                                      EXHIBIT 5
LOGO
Legal
Wilmington, Delaware 19898

E. I. du Pont de Nemours and Company
1007 Market Street
Wilmington, Delaware 19898

                                                                  July 27, 1995

Dear Sirs:

  With reference to the Registration Statement on Form S-3 being filed by you with the Securities and Exchange Commission, registering 24,000,000 shares of Common Stock, $.60 par value of E. I. du Pont de Nemours and Company (the "Company") for resale, it is my opinion that:

    (1) the Company is duly organized, validly existing, and in good standing under the laws of the State of Delaware, and

    (2) all such Common Stock is legally issued and constitutes valid and binding obligations of the Company.

  I hereby consent to use of this opinion as an exhibit in the above-mentioned Registration Statement.

                                          Very truly yours,

                                                   /s/ Howard J. Rudge
                                          _____________________________________
                                                     Howard J. Rudge
                                            Senior Vice President and General
                                                         Counsel